EXHIBIT 32

Certification Pursuant to 18 U.S.C. § 1350
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In our capacities as President and Chief Executive Officer and Vice President and Chief Financial Officer of Stressgen Biotechnologies Corporation (the “Company”) we hereby certify based on our respective knowledge that: (a) the enclosed Annual Report on Form 10-K for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 19, 2004

/s/Daniel L. Korpolinski
Daniel L. Korpolinski
President and Chief Executive Officer

/s/ Gregory M. McKee
Gregory M. McKee
Vice President, Corporate Development and Chief Financial Officer